UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2010
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2010, Express Scripts, Inc. (“Company”) and George Paz, the Company’s President and Chief Executive Officer, entered into an amendment (“Amendment”), effective as of December 15, 2010, to the Amended and Restated Executive Employment Agreement, dated as of November 1, 2008 (“Employment Agreement”). The Amendment provides the following material changes to Mr. Paz’s Employment Agreement:
(i)	the term of the Employment Agreement is extended from March 31, 2011 to March 31, 2014;

(ii)	the Employment Agreement is updated to reflect Mr. Paz’ current annual base salary of $1,100,000, which was effective as of April 1, 2010;

(iii)	payments to Mr. Paz for COBRA premiums, and after the COBRA period, for equivalent medical coverage, following certain terminations of employment under the Employment Agreement will be made monthly under the Amendment and, to the extent otherwise due during the first six months following termination of employment, will be accrued and paid in a lump sum on the first day of the first month which is more than six months following such termination of employment, with a reasonable rate of interest, as determined by the Company;

(iv)	Mr. Paz’s severance benefits following certain terminations of employment under the Employment Agreement, to the extent otherwise due during the first six months following termination of employment, will be accrued and paid in a lump sum on the first day of the first month which is more than six months following such termination of employment, with a reasonable rate of interest, as determined by the Company;

(v)	Mr. Paz will no longer be eligible to receive a tax reimbursement payment from the Company for taxes that may become payable by him on account of certain parachute payments, and the Company may reduce any such parachute payments that would cause Mr. Paz to incur an excise tax if such reduced amount would provide a greater benefit to Mr. Paz than an unreduced payment that would be subject to an excise tax; and

(vi)	the Amendment clarifies that the Company may enforce certain restrictive covenants to which Mr. Paz is subject under the Employment Agreement through specific performance or injunctive or other equitable relief, instead of through binding arbitration.
All of the other provisions of the Employment Agreement remain unchanged in all material respects. The above description of the Amendment to the Employment Agreement is a summary and is qualified in its entirety by reference to the Amendment to the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference. For a description of the Employment Agreement prior to the amendment, please see “Executive Compensation — Employment Agreements and Potential Payments Upon Termination or Change of Control” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2010 and Mr. Paz’s Employment Agreement filed as Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2008.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See exhibit index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts, Inc.
By	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: December 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Executive Employment Agreement between Express Scripts, Inc. and George Paz effective December 15, 2010.

10.2	Executive Employment Agreement, dated as of October 31, 2008, and effective as of November 1, 2008, between the Company and George Paz, incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed October 31, 2008.

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